Exhibit 99.1


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report on Form 10-Q of Owens Mortgage Investment Fund, a California Limited Partnership (the "Issuer") for the period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, William C. Owens, Chief Executive Officer of Owens Financial Group, Inc., the General Partner of the Issuer, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report containing financial statements of the Issuer fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Issuer.


/s/ William C. Owens

William C. Owens
Chief Executive Officer of Owens Financial Group, Inc., General Partner August 13, 2002